Exhibit 99.1

Verisk Reports Third-Quarter 2021 Financial Results

•	Consolidated revenues were $759.0 million, up 8.0%, and up 5.1% on an organic constant currency (OCC) basis for the third quarter of 2021.
•	Net income attributable to Verisk was $201.7 million, up 8.6% for the third quarter of 2021. Adjusted EBITDA, a non-GAAP measure, was $378.8 million, up 3.5%, and up 2.1% on an OCC basis.
•

Diluted GAAP earnings per share (diluted EPS) attributable to Verisk were $1.24 for the third quarter of 2021, up 10.7%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.44, up 9.1%.

•	Net cash provided by operating activities was $285.2 million, up 37.7% for the third quarter of 2021. Free cash flow, a non-GAAP measure, was $223.8 million, up 57.3%.
•	We paid a cash dividend of 29 cents per share on September 30, 2021. Our Board of Directors approved a cash dividend of 29 cents per share payable on December 31, 2021.
•	We repurchased $150.0 million of our shares during the third quarter of 2021.

JERSEY CITY, N.J., November 2, 2021 — Verisk (Nasdaq:VRSK), a leading global data analytics provider, today announced results for the third quarter ended September 30, 2021.

Scott Stephenson, chairman, president, and CEO, said, "Verisk's third quarter results reflect the continued strength of our subscription-based business model and the value we consistently deliver to customers. We remain intently focused on enhancing value for our shareholders and all Verisk stakeholders, and we are actively engaged in reviewing value creation strategies and optimization alternatives for certain businesses. As we've said previously, we believe that portfolio changes are probable within the next two to three quarters, subject to market conditions."

Lee Shavel, CFO and group president, said, "Verisk delivered OCC revenue growth of 5.1%, led by continued strength in our insurance business. Our capital allocation process directs investment to the highest growth and return on capital opportunities and returning excess capital to shareholders through dividends and share repurchases. This discipline also encompasses the active management of our business portfolio as we have demonstrated in previous actions."

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Revenues	$759.0	$702.7	8.0%	$2,232.6	$2,071.2	7.8%
Net income attributable to Verisk	201.7	185.8	8.6	524.3	536.5	(2.3)
Adjusted EBITDA	378.8	366.2	3.5	1,095.1	1,032.5	6.1
Diluted EPS attributable to Verisk	1.24	1.12	10.7	3.21	3.24	(0.9)
Diluted adjusted EPS	1.44	1.32	9.1	3.85	3.78	1.9
Net cash provided by operating activities	285.2	207.1	37.7	967.1	819.2	18.1
Free cash flow	223.8	142.3	57.3	784.0	644.8	21.6

Revenues

Consolidated revenues increased 8.0%, and 5.1% on an OCC basis, for third-quarter 2021. In late March 2020, we analyzed our solutions and services to assess the impact of COVID-19 on our revenue streams. We did not identify any material impact stemming from COVID-19 on approximately 85% of our revenues as much of these revenues are subscription-based and subject to long-term contracts. These revenues increased 5.6% on an OCC basis in the third quarter of 2021. Of the remaining 15%, we have identified specific solutions and services, largely transactional in nature, that have been impacted by COVID-19. These revenues increased 1.6% on an OCC basis in third-quarter 2021 as compared to COVID-impacted declines in the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	September 30,		September 30, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$390.5	$353.6	10.4%	7.0%
Claims	167.4	150.7	11.1	8.2
Insurance	557.9	504.3	10.6	7.4
Energy and Specialized Markets	165.9	158.1	5.0	2.5
Financial Services	35.2	40.3	(12.7)	(13.5)
Revenues	$759.0	$702.7	8.0	5.1

			Revenue Growth
	Nine Months Ended		Nine Months Ended
	September 30,		September 30, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$1,156.0	$1,052.9	9.8%	6.6%
Claims	487.5	438.9	11.1	8.1
Insurance	1,643.5	1,491.8	10.2	7.1
Energy and Specialized Markets	484.4	460.8	5.1	2.3
Financial Services	104.7	118.6	(11.8)	(11.5)
Revenues	$2,232.6	$2,071.2	7.8	4.9

Insurance segment revenues grew 10.6% in the third quarter and 7.4% on an OCC basis.

•

Underwriting and rating revenues increased 10.4% in the quarter and 7.0% on an OCC basis, resulting primarily from annual increases in price derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services and our international software solutions contributed to the growth.

•	Claims revenues grew 11.1% in the quarter and 8.2% on an OCC basis. Growth was primarily driven by our repair cost estimating solutions revenue and our claims analytics revenue.

Energy and Specialized Markets segment revenue increased 5.0% in the quarter and 2.5% on an OCC basis. Growth was primarily driven by consulting and environmental health and safety service revenues.

Financial Services segment revenue decreased 12.7% in the quarter and 13.5% on an OCC basis, primarily due to certain contract transitions, projects that did not reoccur, and lower bankruptcy volumes. These declines more than offset solid growth in spend informed analytics revenues.

Net Income and Adjusted EBITDA

During third-quarter 2021, net income attributable to Verisk increased 8.6%. Adjusted EBITDA increased 3.5%, and 2.1% on an OCC basis.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure.

	Three Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2021	2021
	2021	2020	2021	2020	2021	2020	Reported	OCC	2021	2020
Insurance	$311.5	$292.1	55.8%	57.9%	$311.6	$292.1	6.7%	4.8%	55.9%	57.9%
Energy and Specialized Markets	60.5	62.4	36.5	39.5	60.5	62.4	(3.0)	(2.6)	36.5	39.5
Financial Services	6.7	11.7	19.0	28.9	6.7	11.7	(42.5)	(41.9)	19.0	28.9
Consolidated	$378.7	$366.2	49.9	52.1	$378.8	$366.2	3.5	2.1	49.9	52.1

	Nine Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2021	2021
	2021	2020	2021	2020	2021	2020	Reported	OCC	2021	2020
Insurance	$911.2	$848.3	55.4%	56.9%	$911.3	$835.0	9.1%	6.5%	55.4%	56.0%
Energy and Specialized Markets	171.8	163.4	35.5	35.5	171.8	163.4	5.2	3.7	35.5	35.5
Financial Services	12.0	37.6	11.4	31.7	12.0	34.1	(64.9)	(64.0)	11.4	28.7
Consolidated	$1,095.0	$1,049.3	49.0	50.7	$1,095.1	$1,032.5	6.1	3.8	49.1	49.8

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk increased 10.7% to $1.24 for the third quarter of 2021 primarily due to organic growth within the business, lower interest expense, and a lower average share count.

Diluted adjusted EPS increased 9.1% to $1.44 for the third quarter of 2021 primarily due to organic growth within the business, lower interest expense, and a lower average share count.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $285.2 million for the third quarter of 2021, up 37.7%. Capital expenditures were $61.4 million for the third quarter, down 5.2%. Free cash flow was $223.8 million, up 57.3% primarily due to the prior year deferral of federal income tax payments from the second quarter of 2020 to the third quarter of 2020 resulting from the CARES Act and an increase in operating profit and customer collections, partially offset by the prior year deferral of certain employer payroll taxes resulting from the CARES Act. Free cash flow is a non-GAAP measure. See "Non-GAAP reconciliations" below for a reconciliation to the nearest GAAP measure.

Dividend

On September 30, 2021, we paid a cash dividend of 29 cents per share of common stock issued and outstanding to the holders of record as of September 15, 2021.

On October 27, 2021, our Board of Directors approved a cash dividend of 29 cents per share of common stock issued and outstanding, payable on December 31, 2021, to holders of record as of December 15, 2021.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the third quarter of 2021, we repurchased approximately 798 thousand shares at an average price of $187.91, for a total cost of $150.0 million for the third quarter of 2021. On August 17, 2021, our Board of Directors approved an additional authorization of $500.0 million. On September 30, 2021, we had $678.8 million remaining under our share repurchase authorization.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, November 3, 2021, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #3794982.

About Verisk

We (Nasdaq:VRSK) provide predictive analytics and decision support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 uses our advanced technologies to manage risks, make better decisions and improve operating efficiency. Our analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating our 50th anniversary, we continue to make the world better, safer, and stronger, and foster an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, we consistently earn certification by Great Place to Work®. For more, please visit our website at www.verisk.com or follow our social media profiles on LinkedIn, Twitter, Facebook, and YouTube.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$302.1	$218.8
Accounts receivable, net of allowance for doubtful accounts of $24.2 and $17.7, respectively	468.0	432.4
Prepaid expenses	102.9	81.2
Income taxes receivable	21.0	25.4
Other current assets	40.1	36.4
Total current assets	934.1	794.2
Noncurrent assets:
Fixed assets, net	674.6	632.3
Operating lease right-of-use assets, net	257.6	267.6
Intangible assets, net	1,265.3	1,384.8
Goodwill	4,129.5	4,108.1
Deferred income tax assets	8.7	9.1
Other noncurrent assets	392.7	365.7
Total assets	$7,662.5	$7,561.8
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$440.0	$407.3
Short-term debt and current portion of long-term debt	766.6	514.3
Deferred revenues	584.4	466.7
Operating lease liabilities	41.3	38.7
Income taxes payable	10.8	3.8
Total current liabilities	1,843.1	1,430.8
Noncurrent liabilities:
Long-term debt	2,343.1	2,699.6
Deferred income tax liabilities	434.8	396.9
Operating lease liabilities	259.0	271.6
Other noncurrent liabilities	48.7	64.7
Total liabilities	4,928.7	4,863.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 161,415,070 and 162,817,526 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,567.4	2,490.9
Treasury stock, at cost, 382,587,968 and 381,185,512 shares, respectively	(4,570.2)	(4,179.3)
Retained earnings	5,145.7	4,762.2
Accumulated other comprehensive losses	(428.6)	(375.7)
Total Verisk stockholders' equity	2,714.4	2,698.2
Noncontrolling interest	19.4	—
Total stockholders’ equity	2,733.8	2,698.2
Total liabilities and stockholders’ equity	$7,662.5	$7,561.8

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except for share and per share data)
Revenues	$759.0	$702.7	$2,232.6	$2,071.2
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	265.3	240.0	792.6	733.4
Selling, general and administrative	115.1	96.4	346.3	304.8
Depreciation and amortization of fixed assets	52.1	49.4	153.9	141.3
Amortization of intangible assets	37.6	41.5	133.1	123.6
Other operating income	—	—	—	(19.4)
Total operating expenses	470.1	427.3	1,425.9	1,283.7
Operating income	288.9	275.4	806.7	787.5
Other income (expense):
Investment income (loss) and others, net	0.1	(0.1)	1.3	(3.1)
Interest expense	(29.9)	(35.3)	(96.8)	(102.9)
Total other expense, net	(29.8)	(35.4)	(95.5)	(106.0)
Income before income taxes	259.1	240.0	711.2	681.5
Provision for income taxes	(54.2)	(54.2)	(186.7)	(145.0)
Net income	204.9	185.8	524.5	536.5
Less: Net income attributable to noncontrolling interest	(3.2)	—	(0.2)	—
Net income attributable to Verisk	$201.7	$185.8	$524.3	$536.5
Basic net income per share attributable to Verisk	$1.25	$1.14	$3.24	$3.30
Diluted net income per share attributable to Verisk	$1.24	$1.12	$3.21	$3.24
Weighted-average shares outstanding:
Basic	161,366,544	162,502,191	162,005,382	162,589,473
Diluted	162,792,791	165,731,226	163,425,349	165,519,899

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$204.9	$185.8	$524.5	$536.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	52.1	49.4	153.9	141.3
Amortization of intangible assets	37.6	41.5	133.1	123.6
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.4	0.5	1.1	1.3
Provision for doubtful accounts	4.3	1.4	13.0	6.8
Gain on sale of assets	—	—	—	(19.4)
Stock-based compensation expense	11.2	10.0	47.4	39.1
Deferred income taxes	1.3	12.4	33.9	10.9
Loss on disposal of fixed assets, net	0.1	0.1	0.1	0.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(7.9)	26.8	(48.9)	(3.6)
Prepaid expenses and other assets	(4.4)	(8.3)	(27.5)	(62.1)
Operating lease right-of-use assets, net	9.9	9.3	30.9	28.6
Income taxes	10.9	(63.3)	11.5	3.3
Accounts payable and accrued liabilities	49.2	39.2	29.2	(75.5)
Deferred revenues	(71.2)	(90.5)	116.5	94.3
Operating lease liabilities	(10.5)	(8.7)	(31.0)	(16.6)
Other liabilities	(2.7)	1.5	(20.6)	10.2
Net cash provided by operating activities	285.2	207.1	967.1	819.2
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $0.0 and $5.2; and $5.7 and $5.2, respectively	(17.9)	(151.9)	(49.4)	(151.9)
Proceeds from sale of assets	—	—	—	23.1
Investments in nonpublic companies	(6.0)	—	(21.1)	(63.8)
Escrow funding associated with acquisitions	(2.4)	(8.0)	(7.2)	(8.0)
Capital expenditures	(61.4)	(64.8)	(183.1)	(174.4)
Payment of contingent liability related to acquisitions	—	—	(1.2)	—
Other investing activities, net	—	5.7	0.8	10.3
Net cash used in investing activities	(87.7)	(219.0)	(261.2)	(364.7)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions)
Cash flows from financing activities:
Proceeds (repayments) from short-term debt, net	15.0	—	355.0	(495.0)
Repayment of current portion of long-term debt	—	—	(450.0)	—
Proceeds from issuance of short-term debt with original maturities greater than three months	—	—	—	20.0
Repayment of short-term debt with original maturities greater than three months	—	—	—	(20.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	—	494.8
Payment of debt issuance costs	—	(0.1)	—	(5.7)
Repurchases of common stock	(150.0)	(50.0)	(400.0)	(298.8)
Proceeds from stock options exercised	23.9	26.0	44.9	68.3
Net share settlement of taxes from restricted stock and performance share awards	(0.2)	—	(11.2)	(3.5)
Dividends paid	(46.8)	(43.9)	(141.0)	(131.8)
Payment of contingent liability related to acquisitions	—	—	—	(34.2)
Other financing activities, net	(11.1)	(8.5)	(14.8)	(13.0)
Net cash used in financing activities	(169.2)	(76.5)	(617.1)	(418.9)
Effect of exchange rate changes	(2.5)	0.8	(5.5)	1.3
Net increase (decrease) in cash and cash equivalents	25.8	(87.6)	83.3	36.9
Cash and cash equivalents classified within current assets held for sale, beginning of period	—	—	—	0.3
Cash and cash equivalents, beginning of period	276.3	309.4	218.8	184.6
Cash and cash equivalents, end of period	$302.1	$221.8	$302.1	$221.8
Supplemental disclosures:
Income taxes paid	$45.8	$107.1	$144.7	$132.8
Interest paid	$21.2	$19.2	$90.9	$82.9
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$1.1	$1.8	$5.5	$1.8
Finance lease additions	$1.9	$23.8	$4.5	$25.4
Operating lease additions, net of terminations	$11.6	$2.3	$21.0	$47.5
Fixed assets included in accounts payable and accrued liabilities	$10.5	$1.1	$10.5	$1.1
Gain on sale of assets included in other current and long-term assets	$—	$—	$—	$3.5
Held for sale assets contributed to a nonpublic company	$—	$—	$—	$65.9

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$204.9	27.0%	$185.8	26.4%	$524.5	23.5%	$536.5	25.9%
Depreciation and amortization of fixed assets	52.1	6.9	49.4	7.0	153.9	6.9	141.3	6.8
Amortization of intangible assets	37.6	5.0	41.5	5.9	133.1	6.0	123.6	6.0
Interest expense	29.9	3.9	35.3	5.0	96.8	4.3	102.9	5.0
Provision for income taxes	54.2	7.1	54.2	7.8	186.7	8.3	145.0	7.0
EBITDA	378.7	49.9	366.2	52.1	1,095.0	49.0	1,049.3	50.7
Acquisition-related costs (earn-outs)	0.1	—	—	—	0.1	0.1	2.6	0.1
Gain from dispositions	—	—	—	—	—	—	(19.4)	(1.0)
Adjusted EBITDA	378.8	49.9	366.2	52.1	1,095.1	49.1	1,032.5	49.8
Adjusted EBITDA from acquisitions and dispositions	(4.2)	(0.5)	(0.2)	—	(13.1)	(0.6)	3.0	0.2
Organic adjusted EBITDA	$374.6	49.4	$366.0	52.1	$1,082.0	48.5	$1,035.5	50.0

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$557.9	$165.9	$35.2	$504.3	$158.1	$40.3
Revenues from acquisitions and dispositions	(16.2)	(1.1)	—	(1.5)	—	—
Organic revenues	$541.7	$164.8	$35.2	$502.8	$158.1	$40.3

EBITDA	$311.5	$60.5	$6.7	$292.1	$62.4	$11.7
Acquisition-related costs (earn-outs)	0.1	—	—	—	—	—
Adjusted EBITDA	311.6	60.5	6.7	292.1	62.4	11.7
Adjusted EBITDA from acquisitions and dispositions	(5.7)	1.5	—	(0.2)	—	—
Organic adjusted EBITDA	$305.9	$62.0	$6.7	$291.9	$62.4	$11.7

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,643.5	$484.4	$104.7	$1,491.8	$460.8	$118.6
Revenues from acquisitions and dispositions	(44.7)	(1.5)	—	(5.5)	—	(1.3)
Organic revenues	$1,598.8	$482.9	$104.7	$1,486.3	$460.8	$117.3

EBITDA	$911.2	$171.8	$12.0	$848.3	$163.4	$37.6
Acquisition-related costs (earn-outs)	0.1	—	—	2.6	—	—
Gain from dispositions	—	—	—	(15.9)	—	(3.5)
Adjusted EBITDA	911.3	171.8	12.0	835.0	163.4	34.1
Adjusted EBITDA from acquisitions and dispositions	(14.7)	1.6	—	3.7	—	(0.7)
Organic adjusted EBITDA	$896.6	$173.4	$12.0	$838.7	$163.4	$33.4

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	55.8%	36.5%	19.0%	57.9%	39.5%	28.9%
Acquisition-related costs (earn-outs)	0.1	—	—	—	—	—
Adjusted EBITDA margin	55.9	36.5	19.0	57.9	39.5	28.9

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	55.4%	35.5%	11.4%	56.9%	35.5%	31.7%
Acquisition-related costs (earn-outs)	—	—	—	0.2	—	—
Gain from dispositions	—	—	—	(1.1)	—	(3.0)
Adjusted EBITDA margin	55.4	35.5	11.4	56.0	35.5	28.7

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses	$470.1	$427.3	$1,425.9	$1,283.7
Depreciation and amortization of fixed assets	(52.1)	(49.4)	(153.9)	(141.3)
Amortization of intangible assets	(37.6)	(41.5)	(133.1)	(123.6)
Investment (income) loss and others, net	(0.1)	0.1	(1.3)	3.1
Acquisition-related costs (earn-outs)	(0.1)	—	(0.1)	(2.6)
Gain from dispositions	—	—	—	19.4
Adjusted EBITDA expenses	$380.2	$336.5	$1,137.5	$1,038.7

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income	$204.9	$185.8	$524.5	$536.5
plus: Amortization of intangibles	37.6	41.5	133.1	123.6
less: Income tax effect on amortization of intangibles	(8.2)	(9.1)	(29.2)	(27.1)
plus: Acquisition-related costs and interest expense (earn-outs)	0.1	—	0.1	2.6
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	—	—	—	(0.6)
less: Gain from dispositions	—	—	—	(19.4)
plus: Income tax effect on gain from dispositions	—	—	—	9.6
Adjusted net income	$234.4	$218.2	$628.5	$625.2

Diluted EPS attributable to Verisk	$1.24	$1.12	$3.21	$3.24
Diluted adjusted EPS	$1.44	$1.32	$3.85	$3.78

Weighted-average diluted shares outstanding	162.8	165.7	163.4	165.5

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Net cash provided by operating activities	$285.2	$207.1	37.7%	$967.1	$819.2	18.1%
Capital expenditures	(61.4)	(64.8)	(5.2)	(183.1)	(174.4)	5.0
Free cash flow	$223.8	$142.3	57.3	$784.0	$644.8	21.6